                                                                   EXHIBIT 10(B)

               Consent of Independent Certified Public Accountants

The Board of Directors
The Travelers Life and Annuity Company



We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".


KPMG Peat Marwick LLP


Hartford, Connecticut
April 15, 1998